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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of FNB Financial Services Corporation on Form S-8 (no. 333-29679) of our report dated May 21, 1998, relating to the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan for the year ended December 31, 1997, which report appears in the 1999 Annual Report on Form 11-K.





                                       CHERRY, BEKAERT & HOLLAND, L.L.P.


Greensboro, North Carolina
July 11, 2000